Exhibit 10.28

Execution Version

VINFAST AUTO PTE. LTD.

ORDINARY SHARES SUBSCRIPTION AGREEMENT

June 30, 2023

i

	4.5	TRANSACTION DOCUMENTS FOR THE DESPAC TRANSACTION	9

5.	CONDITIONS OF THE INVESTOR’S OBLIGATIONS AT CLOSING		10

	5.1	REPRESENTATIONS AND WARRANTIES	10
	5.2	PERFORMANCE BY THE COMPANY	10
	5.3	ABSENCE OF INJUNCTIONS, DECREES, ETC	10
	5.4	INVESTMENT APPROVAL	10
	5.5	DESPAC TRANSACTION DOCUMENTS	10
	5.6	NO COMPANY MATERIAL ADVERSE EFFECT	11
	5.7	DESPAC CLOSING	11
	5.8	NO SUSPENSIONS OF TRADING IN SHARES	11

6.	CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING		11

	6.1	REPRESENTATIONS AND WARRANTIES	11
	6.2	PERFORMANCE BY THE INVESTOR	11
	6.3	ABSENCE OF INJUNCTIONS, DECREES, ETC	11

7.	MISCELLANEOUS		11

	7.1	TERMINATION	11
	7.2	PUBLICITY	12
	7.3	DESCRIPTION OF INVESTOR	12
	7.4	SURVIVAL	12
	7.5	SUCCESSORS AND ASSIGNS	12
	7.6	GOVERNING LAW	13
	7.7	DISPUTE RESOLUTION	13
	7.8	SPECIFIC PERFORMANCE	13
	7.9	COUNTERPARTS	13
	7.10	NOTICES	13
	7.11	AMENDMENTS AND WAIVERS	14
	7.12	SEVERABILITY	14
	7.13	DOCUMENTATION	14
	7.14	ENTIRE AGREEMENT	14
	7.15	COSTS, EXPENSES	14
	7.16	MOST FAVORED NATION	14

SCHEDULE 1			18

ii

VINFAST AUTO PTE. LTD.

ORDINARY SHARES SUBSCRIPTION AGREEMENT

THIS ORDINARY SHARES SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of June 30, 2023, by and among VinFast Auto Pte. Ltd. (Company Registration No. 201501874G), a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Company”) expected to be converted to a public company prior to the Closing (as defined below) and the undersigned investor (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	SUBSCRIPTION FOR SHARES.

1.1

Allotment and Issuance of Ordinary Shares. Subject to the terms and conditions of this Agreement, the Investor agrees to subscribe for, and the Company agrees to allot and issue to the Investor, the number of ordinary shares of the Company in the same class and carrying the same rights and benefits as those to be issued by the Company in the deSPAC Transaction (the “Shares”) equal to (a) the aggregate subscription price set forth opposite the Investor’s name on Schedule 1 divided by (b) the per share issue price of US$10.00 in consideration of a cash payment equal to the aggregate subscription price set forth opposite the Investor’s name on Schedule 1 (the “Private Placement Price”). For purposes hereof, “deSPAC Transaction” shall mean the merger of Nuevo Tech Limited, a wholly-owned subsidiary of the Company, with and into Black Spade Acquisition Co (“SPAC”), a Cayman Islands exempted company, which shall result in the listing of the Shares on the Nasdaq or NYSE, pursuant to a business combination agreement (as the same may be amended from time to time in compliance with Section 4.5, the “Business Combination Agreement”) dated as of May 12, 2023 by and among Black Spade Acquisition Co, the Company and Nuevo Tech Limited.

1.2

Closing. The closing of the subscription for the Shares (the “Closing”) shall take place remotely via the electronic exchange of relevant closing documents and signatures as soon as practicable, but in any event within twenty-five (25) days after the satisfaction or waiver of the conditions set forth in Sections 5.4 and 5.7 of this Agreement, or at such other time and place as the Company and the Investor may mutually agree upon in writing (the date on which the Closing occurs, the “Closing Date”); provided, however, for the avoidance of doubt, that the other conditions set forth in Sections 5 and 6 of this Agreement shall be satisfied or waived on or before the Closing Date. At the Closing, the Investor shall make or cause to be made payment of the Private Placement Price by wire transfer in immediately available funds in US$ to the account of the Company as specified in a written notice to be delivered by the Company to the Investor at least twenty (20) days prior to the Closing Date, against the receipt of which the Company shall deliver to the Investor the Shares registered in the name of the Investor on the books of the Company by the Company’s transfer agent, which Shares shall be uncertificated shares and in book-entry form. For the purposes of this Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Singapore, Hong Kong, Ho Chi Minh City or New York, New York are authorized or required by the applicable laws to close.

1.3

Adjustments. If any change in the number or type of equity securities of the Company shall occur between the closing of the deSPAC Transaction (the “deSPAC Closing”) and immediately prior to the Closing by reason of any share dividend, share split, share combination, recapitalization or similar event (for the avoidance of doubt, not including any new issuance of equity securities of the Company resulting in an injection of capital or assets in the Company), then the number of Shares to be subscribed for by the Investor and the price per Share payable therefor shall be appropriately adjusted to reflect such change.

1.4

Further Assurance. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that as of the date hereof (unless any representation is made as of a specified date, in which case, as of such date):

2.1

Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the Republic of Singapore and has all requisite corporate power and authority to carry on its business as now conducted.

2.2

Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement, and for the authorization, allotment and issuance of the Shares being sold hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3

Valid Issuance of Ordinary Shares. The Shares being subscribed for by the Investor hereunder have been duly authorized and, when allotted and issued by the Company in accordance with the Constitution and this Agreement against payment of the full consideration payable for the Shares as set forth herein, will be duly and validly issued and fully paid, will not be issued in breach or violation of any pre-emptive rights or contract to which the Company is a party and, following the Company’s conversion to a public company prior to the deSPAC Closing, will be free and clear of any liens or other restrictions on transfer, other than as provided in the Constitution and/or restrictions on transfer under applicable laws or as contemplated hereby. “Constitution” means the constitution of the Company adopted in accordance with the Companies Act 1967 of Singapore.

2.4	Compliance with Other Instruments.

(a)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not: (i) result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries, their respective businesses or operations or any of their respective assets or properties; (ii) result in any violation or default of its Constitution; or (iii) result in any material violation of any law, statute, rule or regulation, or of any judgment or order of any court, arbitrator or governmental or regulatory authority, in each case applicable to the Company or any of its subsidiaries.

(b)

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except the filings required by applicable state “blue sky” securities laws, rules and regulations and the declaration of the effectiveness of the registration statement relating to the deSPAC Transaction (the “Registration Statement”) by the U.S. Securities and Exchange Commission (the “SEC”).

(c)	The Company has received a written consent from SPAC confirming SPAC’s consent to the Company’s entry into this Agreement.

2.5

Description of Share Capital. As of the date of the Closing, the statements set forth in the Registration Statement, as of its effective date, under the caption “Description of Vinfast’s Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s ordinary shares, will be accurate, complete and fair in all material respects.

2.6

Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

2.7

Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 3 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and issue of the Shares by the Company to the Investor under this Agreement.

2.8

No General Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (ii) any website posting or widely distributed e-mail; or (iii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company, its subsidiaries or their respective Affiliates or any person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with the execution of this Agreement.

2.9

Sanctions, Anti-Money Laundering and Anti-Corruption. The operations of the Company and its subsidiaries are and have been conducted at all times in the last five (5) years in material compliance with (a) all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom (collectively, the “Sanctions”), (b) all applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Anti-Money Laundering Laws”) and (c) the U.S. Foreign Corrupt Practices Act or any rules or regulations thereunder, the UK Bribery Act, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and all other applicable laws regarding anti-corruption and bribery or illegal payments or gratuities (collectively, the “Anti-Corruption Laws”). The Company has policies, procedures, and internal controls in place that are reasonably designed to assure compliance in all material respects with applicable Anti-Corruption Laws.

2.10

No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Section 2, neither the Company, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty in connection with or related to this Agreement or the transactions contemplated hereby, including with respect to its ordinary shares, the Company or any of its subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, and the Investor acknowledges and agrees to the foregoing. In entering into this Agreement, the Investor acknowledges and agrees that it has relied solely on its own investigation and analysis and the representations of the Company expressly set forth in this Section 2 and no other representations or warranties of the Company, any of their respective Affiliates or any other Person, whether express or implied. For purposes of this Agreement, (a) the term “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental entity; and (b) the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:

3.1

Organization, Good Standing and Qualification. The Investor is a limited liability company, corporation, partnership or other legal entity, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization.

3.2

Authorization. The Investor has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on its part is required in connection with the consummation of the transactions contemplated by this Agreement, except the Investment Approvals (as defined below).

3.3

Subscription Entirely for Own Account. By its execution of this Agreement, the Investor hereby confirms that the Shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.4

Access to Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to subscribe for the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5

Sophisticated Investor. The Investor: (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement; (b) can bear the economic risk of its investment; (c) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the subscription for the Shares; (d) has negotiated this Agreement on an arm’s length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter; and (e) has independently and without reliance upon the Company, and based on such information and the advice of such advisors as the Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. In determining whether to make this investment, the Investor has relied solely on its own knowledge and understanding of the Company and its business based upon the Investor’s own due diligence investigation and the information furnished pursuant to this paragraph. The Investor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to Section 3.4 and the Investor has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects. The Investor acknowledges that none of the Company, its Affiliates or their respective representatives: (i) is acting as a fiduciary or financial or investment adviser to the Investor, and none of such persons has given the Investor any investment advice, opinion or other information on whether the subscription for the Shares is prudent; or (ii) has provided to the Investor any tax advice or representation or warranty relating to tax matters or the tax consequences of the transactions contemplated by this Agreement. The Investor also represents it has not been organized for the purpose of subscribing for the Shares. The Investor understands that the Company will rely on the accuracy and truth of the foregoing representations, and the Investor hereby consents to such reliance.

3.6

Investment Representations. The Investor acknowledges that the allotment and issuance contemplated hereby is being made by the Company in reliance on (a) the private placement exemption in Section 4(a)(2) of the Securities Act and/or (b) Regulation D under the Securities Act and/or (c) Regulation S under the Securities Act. In the case of (b), the Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. In the case of (c), the Investor is not a “U.S. Person” within the meaning of Rule 902 under the Securities Act. The Investor is not aware of any form of general solicitation or general advertising (within the meaning of Regulation S) in respect of the Shares, including any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.7	Sanctions and Anti-Money Laundering.

(a)

The Investor is not the target of any Sanctions. Without limiting the foregoing, neither the Investor, nor any current officer as specified in the Investor’s bylaws or current member of the board of directors of the Investor, is (i) listed in any Sanctions-related list of sanctioned persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom, (ii) organized, incorporated, operating in, or a citizen or national of, a country or territory that is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine) (a “Sanctioned Country”); (iii) the government (or government or political instrumentality) of a Sanctioned Country or Venezuela, or (iv) directly or indirectly owned or controlled by, or acting on behalf of, any such person or persons (any person described in (i)-(iv), a “Sanctioned Person”).

(b)

The Investor further represents and warrants that the funds used to subscribe for the Shares (i) do not represent the proceeds of crime, (ii) were not derived from criminal or unlawful activities, and (iii) do not represent property in which any Sanctioned Person has an interest.

3.8

Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the subscription for the Shares contemplated by this Agreement.

3.9

Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.10	Legends. The Investor understands that a certificate or book-entry evidencing any Shares may, at the Company’s discretion, subject to applicable law, bear one or all of the following legends:

(a)

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM). THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)	Any legend required by applicable state “blue sky” securities laws, rules and regulations.

Following the deSPAC Closing, in the event that all the Shares held by the Investor are eligible to be transferred in a single transaction without volume limitation or other restrictions on transfer in accordance with Rule 144 under the Securities Act, the Company shall, upon request in writing from the Investor: (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Investor’s Shares, which shall not contain such portion of the above legend that is no longer applicable; (y) take all actions with the Company’s transfer agent reasonably requested by the Investor to permit such un-legended Shares to be deposited into the account specified by the Investor to the Company in writing; and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the ordinary shares that are then traded on the principal stock exchange on which the Company’s ordinary shares are then listed; provided that, (1) the Investor surrenders to the Company the previously issued uncertificated (book-entry) instruments representing the Shares (if any); and (2) the Investor delivers a customary representation letter, opinion of counsel and such other documentation to the extent requested by the Company’s transfer agent.

3.11

No Other Representations or Warranties. Except for the representations and warranties made by the Investor in this Section 3, neither the Investor, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty in connection with or related to this Agreement or the transactions contemplated hereby.

4.	CERTAIN COVENANTS.

4.1	Lock-Up Agreement.

(a)

Subject to Section 4.1(b), the Investor hereby agrees that it shall not sell or otherwise transfer or dispose of (each a “Transfer”) the Shares for 180 days following the date of the Closing (the “Lock-Up Period”). In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the book-entry accounts representing the Shares and to impose stop transfer instructions on the book-entry accounts with respect to the Shares until the end of such period.

(b)	Section 4.1(a) shall not apply to:

(i)

any Transfer to (1) the Investor’s officers or directors or any Affiliate or Immediate Family (as defined below) of any of the Investor’s officers or directors, (2) any shareholder, partner or member of the Investor or its Affiliates, (3) any Affiliate of the Investor, or (4) any employees of the Investor or of its Affiliates;

(ii)	any Transfer to a partnership, limited liability company or other entity of which the Investor is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(iii)	any Transfer by virtue of the laws of the jurisdiction of formation of the Investor and the Investor’s governing documents upon dissolution of the Investor;

(iv)

pledges of any Shares acquired in connection with this Agreement to a financial institution that create a mere security interest in such Shares pursuant to a bona fide loan or indebtedness transaction so long as the Investor continues to control the exercise of the voting rights of such pledged Shares, as well as any foreclosures on such pledged Shares;

(v)	any Transfer of Shares or other equity securities of the Company convertible into or exercisable or exchangeable for Shares acquired after the deSPAC Closing and separate from the Closing;

(vi)

the entry, at any time after the Closing, into any trading plan providing for the sale of Shares meeting the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided that such plan does not provide for, or permit, the sale of any Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(vii)

any Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of the Company’s security holders having the right to exchange their Shares for cash, securities or other property; or

(viii)

any Transfer by the Investor to another entity that is an Affiliate of the Investor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Investor or affiliates of the Investor or who shares a common investment advisor with the Investor;

provided, however, that in the case of clauses (i) through (iv) and clause (viii), these permitted transferees shall enter into a written agreement with the Company, agreeing to be bound by the transfer restrictions in Section 4.1(a). For the purposes of this Section 4.1(b), “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons.

(c)

In the event that (i) the Company amends, waives, terminates, modifies or abrogates the deSPAC Lock-Up (as defined below) with respect to any Locked-up Shareholder (as defined below) or (ii) any Locked-up Shareholder is otherwise released (other than pursuant to any Lock-up Exceptions (as defined below)) from the deSPAC Lock-Up with respect to any portion of the Shares held by such Locked-up Shareholder (each of the foregoing sub-clause (i) and (ii) is referred to as an “Early Release”), the Company shall, concurrently with any such Early Release, extend the same Early Release to the same percentage of Shares held by the Investor under this Section 4.1 as the percentage that the number of Shares of such Locked-up Shareholder which are subject to such Early Release bears to the total Shares held by the relevant Locked-up Shareholder, on the same terms and conditions as the Early Release (including, for the avoidance of doubt, the timing of any release from such lock-up restriction). The Company shall provide at least seven (7) Business Days’ advance written notice to the Investor of any such Early Release. The provisions of this Section 4.1(c) shall not apply to any sale, transfer or other disposition of Shares by an Existing Shareholder to any third party, provided that such third party enters into a written agreement with the Company agreeing to be bound by the deSPAC Lock-Up for the remainder of the applicable period under the deSPAC Lock-Up. “deSPAC Lock-Up” means contractual restrictions of not selling, transferring or otherwise disposing of any of the Shares held as of the deSPAC Closing by each of Black Spade Sponsor LLC (the “Sponsor”) and all shareholders of the Company immediately prior to the deSPAC Closing (the “Existing Shareholders” and, together with the Sponsor, the “Locked-up Shareholders”) for at least 180 days following the date of deSPAC Closing, which are subject to exceptions as provided under (1) Section 4.5 of the Shareholders Support and Lock-up Agreement and Deed, dated as of May 12, 2023 by and among the Company, the Existing Shareholders and other parties thereto; (2) Section 4.5 of the Sponsor Support and Lock-up Agreement and Deed, dated as of May 12, 2023 (the “Sponsor Support Agreement”) by and among the Company, the Sponsor and other parties thereto, as applicable and (3) Section 4.1(e) of the Sponsor Support Agreement with respect to the Sponsor Unrestricted Securities (as defined in the Sponsor Support Agreement) and such number of additional Company Ordinary Shares (as defined in the Sponsor Support Agreement) (if any) strictly required to satisfy the Qualitative Listing Requirements (as defined in the Sponsor Support Agreement) (such exceptions in the foregoing sub-clauses (1) through (3) are collectively referred to as the “Lock-up Exceptions”). For the avoidance of doubt, to the extent that any Lock-up Exception requires the relevant permitted transferees to agree to be bound by the deSPAC Lock-Up applicable to the Existing Shareholder that is the transferor in such Lock-up Exception, the Company shall not waive such requirement.

4.2

Regulatory Approvals. The Investor shall use its commercially reasonable efforts in good faith (a) to obtain, file with or deliver to, as applicable, any consent or approval of any governmental entity necessary, proper or advisable to consummate the transactions of the Investor contemplated by this Agreement (other than the Investment Approvals) as promptly as practicable and in any event prior to the Closing, (b) to obtain the Investment Approvals as promptly as practicable and in any event within six (6) months from the date of this Agreement, (c) to cause any other waiting or review periods required for the transactions of the Investor contemplated by this Agreement to expire or be terminated as promptly as practicable and in any event prior to the Closing, and (d) to respond to any requests from any such governmental entities for information required in connection with any of the foregoing as promptly as practicable and in any event prior to the Closing. The Investor shall, as soon as commercially practicable and to the extent permitted by laws, give the Company written notice of any material request, inquiry, objection or action, actual or threatened, by or before any governmental entity with respect to the transactions of the Investor contemplated by this Agreement. Subject to Section 4.2(b), the Investor shall have the right to reasonably determine the timing and manner of seeking the Investment Approvals.

4.3

No Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

4.4

Registration Rights. The Company agrees to use commercially reasonable efforts to, within 60 calendar days following the Closing, file with the SEC a registration statement registering the resale of the Shares being issued to the Investor pursuant to this Agreement (such registration statement, the “Resale Registration Statement”), and the Company shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as practicable thereafter; provided, however, that the Company’s obligations to include such Shares in the Resale Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company beneficially owned by the Investor (or any unit trust beneficially owning such securities and which is managed by the Investor) and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request in writing that are customary of a selling shareholder in similar situations. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for resale of the Company’s shares by the applicable shareholders or otherwise, such Resale Registration Statement shall register for resale such number of the Company’s shares which is equal to the maximum number of the Company’s shares as is permitted by the SEC. In such event, the number of the Company’s shares to be registered for each selling shareholder named in the Resale Registration Statement shall be reduced pro rata among all such selling shareholders.

4.5

Transaction Documents for the deSPAC Transaction. From the date hereof until the Closing Date, without prior written consent of the Investor, the Company shall not, and shall not permit any of its subsidiaries or Affiliates to (i) amend, waive, terminate, modify or abrogate any material terms of the Business Combination Agreement, the Listing Constitution (as defined in the Business Combination Agreement) or any other agreements or instruments that had been entered into or will be entered into prior to the deSPAC Closing in connection with the deSPAC Transaction to which the Company or any of its subsidiaries of Affiliates is or would become a party (collectively, the “deSPAC Transaction Documents”), or (ii) enter into any additional deSPAC Transaction Documents, or (iii) amend, modify or terminate any other material terms of the deSPAC Transaction, including the transaction structure thereof or the treatment of the existing equityholders of the Company or Black Spade Acquisition Co in connection therewith, in each case of clauses (i) to (iii), in a manner or to the extent that would reasonably be expected to be materially adverse to the economic benefits the Investor reasonably expects to receive under this Agreement. Notwithstanding the foregoing, without prior written consent of the Investor, the Company shall not, and shall not permit any of its subsidiaries or Affiliates to, amend, waive, terminate, modify or abrogate (1) Section 10.03(e) (Minimum Cash) of the Business Combination Agreement with respect to the condition precedent to the deSPAC Closing that the Available Cash (as defined in the Business Combination Agreement) shall be greater than or equal to the Minimum Cash (as defined in the Business Combination Agreement) (the “Minimum Cash Condition”) or (2) Section 3.10 (Backstop Financing) of the Sponsor Support Agreement.

5.

CONDITIONS OF THE INVESTOR’S OBLIGATIONS AT CLOSING.The obligations of the Investor under Sections 1.1 and 1.2 of this Agreement are subject to the fulfilment, or waiver by the Investor, on or before the Closing of each of the following conditions.

5.1

Representations and Warranties. Each of the representations and warranties of the Company that are set forth in Section 2.1, Section 2.2, Section 2.3, Section 2.5, Section 2.6, Section 2.7 and Section 2.8 shall be true and correct on and as of the Closing (except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date)). Each of the other representations and warranties of the Company that are set forth in Section 2 shall be true and correct on and as of the Closing, except as would not reasonably be expected to have a material adverse effect on the Company (except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such particular date, except as would not reasonably be expected to have a material adverse effect on the Company)).

5.2

Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing.

5.3

Absence of Injunctions, Decrees, Etc. No court or governmental or other regulatory or self-regulatory agency or body, domestic or foreign, of competent jurisdiction in the United States shall have issued an order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding (each, an “Order”) restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

5.4

Investment Approvals. All of the approvals, registrations, permits, consents and authorizations by the applicable PRC governmental authorities and/or the relevant banks necessary for the Investor’s outbound investment in the Company and the remittance of the Private Placement Price outbound (the “Investment Approvals”) shall have been duly obtained and completed and remain effective as of the Closing Date.

5.5

deSPAC Transaction Documents. (a) Subject to Section 5.5(b), the terms and conditions of the Business Combination Agreement or any other deSPAC Transaction Documents shall not have been materially amended, waived, terminated, modified or abrogated, in each case in a manner that would reasonably be expected to be materially adverse to the economic benefits the Investor reasonably expects to receive under this Agreement, without the Investor’s prior written consent; and (b) each of the Minimum Cash Condition and Section 3.10 (Backstop Financing) of the Sponsor Support Agreement shall have not been amended, waived, terminated, modified or abrogated without the Investor’s prior written consent.

5.6	No Company Material Adverse Effect. Since the date of this Agreement, there has not been any Company Material Adverse Effect (as defined in the Business Combination Agreement).

5.7	deSPAC Closing. The deSPAC Closing shall have occurred pursuant to the terms and conditions of the Business Combination Agreement.

5.8

No Suspensions of Trading in Shares. The Shares shall (i) be designated for listing and quotation on any of the Nasdaq Capital Market, the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, or the Nasdaq Global Select Market (each, an “Eligible Market”) and (ii) not have been suspended, as of the Closing Date, by the SEC or the relevant Eligible Market from trading on such Eligible Market nor shall suspension by the SEC or the relevant Eligible Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the relevant Eligible Market or (B) by falling below the minimum listing maintenance requirements of the relevant Eligible Market. If required as a condition to listing of the Shares, the Company shall have obtained the approval of the relevant Eligible Market to list the Shares.

6.	CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company under Sections 1.1 and 1.2 of this Agreement to the Investor are subject to the fulfilment on or before the Closing of each of the following conditions.

6.1

Representations and Warranties. The representations and warranties of the Investor contained in Section 3.1, Section 3.2 and Section 3.8 shall be true and correct on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date). Each of the other representations and warranties of the Investor that are set forth in Section 3 shall be true and correct on and as of the Closing, except as would not reasonably be expected to have a material adverse effect on the ability of the Investor to timely perform its obligations under this Agreement (except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such particular date, except as would not reasonably be expected to have a material adverse effect on the ability of the Investor to timely perform its obligations under this Agreement)).

6.2

Performance by the Investor. The Investor shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by the Investor on or before the Closing.

6.3

Absence of Injunctions, Decrees, Etc. No court or governmental or other regulatory or self-regulatory agency or body, domestic or foreign, of competent jurisdiction in the United States shall have issued an Order restraining or enjoining the transactions contemplated by this Agreement and there shall not have been enacted or made applicable any law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited.

7.	MISCELLANEOUS.

7.1

Termination. This Agreement shall automatically terminate upon the earlier to occur, if any, of: (a) the date that is nine (9) months from the date hereof, if the Closing has not occurred by such date, provided that the parties may waive or modify such termination date in writing and shall discuss in good faith to extend the termination date for another 90 days prior to such termination date, or (b) the written consent of each of the Company and the Investor.

7.2

Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except that: (i) this Agreement shall be filed in connection with, and described in, the Registration Statement and otherwise as may be required by law or regulation or with the prior written consent of the other party and (ii) the Company shall be permitted to refer to the name and logo of the Investor in the Registration Statement and marketing materials furnished to prospective investors in connection with, and press releases by the Company relating to, the deSPAC Transaction (such marketing materials and press releases, the “Marketing Materials”). Prior to making any disclosure of this Agreement, any terms hereof, or any references to the name or logo of the Investor in the Registration Statement, any other filings made with the SEC or any other Marketing Materials, each party will (1) provide reasonable advance notice to the other parties, (2) provide the other party with reasonable opportunity to review and comment on such proposed disclosures and (3) consider any reasonable comments provided by the other parties pursuant to the foregoing sub-section (2).

7.3

Description of Investor. Unless otherwise required by law (including, without limitation, any rule or regulation promulgated by the SEC, pursuant to any written or oral request of the SEC or any other competent regulatory authority, or as may be deemed necessary or appropriate by counsel to the Company in connection with the Registration Statement and after consultation with the Investor), the Company shall not include in the Registration Statement any information regarding the Investor without the Investor’s consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not, and shall cause its representatives not to, disclose to investors in the deSPAC Transaction any information inconsistent with the Registration Statement regarding the Investor and/or the transactions contemplated by this Agreement without the Investor’s consent (not to be unreasonably withheld, conditioned or delayed), provided always that, without prejudice to Section 7.2, the Company shall not require the Investor’s consent in connection with the filing of the Registration Statement or any information to be included therein.

7.4

Survival. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.5

Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an Affiliate of the Investor without the prior written consent of the Company; provided, further, that no such assignment shall relieve the Investor of its duties and obligations pursuant to this Agreement. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of the Investor.

7.6

Governing Law. This Agreement and any non-contractual rights or obligations arising out or in connection with it shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law.

7.7

Dispute Resolution. Any dispute, controversy, claim or difference of whatever nature arising out of or relating to this Agreement, including a dispute regarding the validity, invalidity, existence, interpretation, performance, breach or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement shall be referred to and finally resolved by arbitration under the Arbitration Rules (the “Rules”) administered by the Singapore International Arbitration Centre. There shall be three arbitrators, two of whom shall be nominated by the respective parties in accordance with the Rules and the third, who shall be the Chairman of the arbitral tribunal, shall be nominated by the two nominated arbitrators within 14 days of the last of their appointments. The seat, or legal place, of arbitration shall be Singapore. The language to be used in the arbitral proceedings shall be English only. This arbitration clause shall be governed by the laws of Singapore.

7.8

Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this Agreement is breached. Therefore, each party to this Agreement agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favour of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.9

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.10

Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)

if to the Investor, to the Investor’s address or electronic mail address as shown on Schedule 1, or to such other address or addresses as the Investor may from time to time notify the Company pursuant to this Section 7.10; and

(b)

if to the Company, to the attention of Ms. Le Thi Thu Thuy at ceo@vinfastauto.com, Ms. Pham Nguyen Anh Thu at investor@vingroup.net and Mr. David Mansfield at v.davidtm@vinfast.vn., or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Sharon Lau, Latham & Watkins LLP, 9 Raffles Place #42-02 Republic Plaza, Singapore 048619.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.11

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Investor; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

7.12

Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.13

Documentation. The Investor agrees to provide to the Company, upon request, a duly executed IRS Form W-9 or applicable IRS Form W-8, and thereafter, the Investor will provide updated forms or other tax-related documentation that the Company may reasonably request.

7.14

Entire Agreement. This Agreement (along with any other agreements entered into in connection therewith) and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.15

Costs, Expenses. Except as otherwise expressly provided herein, the Company and the Investor will each bear their own costs, fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.16

Most Favored Nation. The Company hereby represents and warrants as of the date hereof that none of the terms offered to any other investor (including in any agreement entered into in connection therewith) in a private placement of Shares or other equity securities of the Company prior to or substantially concurrent with the deSPAC Closing, is more favorable to such other investor, in form or substance, than those provided to the Investor under this Agreement with respect to the securities subscribed for hereunder. The Company shall not enter into any subscription or other investment agreement with respect to a private placement of equity securities of the Company substantially concurrent with the deSPAC Closing that contains terms or conditions more favorable to an investor, taken as a whole, than the terms provided to the Investor under this Agreement without the prior express written consent of the Investor and, provided further, that to the extent the Investor provides such express written consent, the Company will modify or revise the terms of this Agreement in order for the transaction contemplated hereby to ensure the terms provided to the Investor are comparable to the terms provided to the other investor in all material aspects. Provided further that, to the extent the Company does offer any other investor a private placement of equity securities of the Company substantially concurrent with the deSPAC Closing after the date hereof, no such subscription or other investment agreement shall contain a most favored nation clause, in the form of this Section 7.16 or otherwise, that does not carve out this Agreement (along with any other agreements entered into in connection herewith) without the written consent of the Investor. The foregoing shall not apply to any (i) arrangement for recapitalization of the Company’s share capital in accordance with the Business Combination Agreement, (ii) exchange of equity securities of the Company for exchangeable bonds issued by Vingroup Joint Stock Company, a public company listed on the Ho Chi Minh Stock Exchange, Vietnam, pursuant to a deed poll dated April 29, 2022 by the Company, (iii) provision that is solely related to any regulation imposed on, or tax provisions applicable to, an investor that is party to such agreement, (iv) provision that is personal to such investor solely based on the place of organization or headquarters, or organizational form of (or regulations applicable to) such investor, or (v) subject to the prior written consent of the Investor (which consent shall not be unreasonably withheld, delayed or conditioned), bona fide commercial, intellectual property, technological or strategic collaboration arrangements with investors (or their respective Affiliates).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VINFAST AUTO PTE. LTD.

/s/ Le Thi Thu Thuy
By:
Name:	Le Thi Thu Thuy
Title:	Global CEO

[Signature Page to Ordinary Shares Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

GOTION INC.

/s/ Chen Li
By:
Name:	Chen Li
Title:	Director

[Signature Page to Ordinary Shares Subscription Agreement]

SCHEDULE 1

INVESTOR

Investor	Subscription Price
Gotion Inc. California Secretary of State File Number: 3655947 Address: 1387 Zhangdong Rd. Building 26, Pudong New District, Shanghai, China Attention: Email:	US$150,000,000